Exhibit (a)(1)(xx)

CAUSE NO. 05-08944-M

ROBERTA CASDEN,	§	IN THE DISTRICT COURT
§
Plaintiff,	§
§
v.	§	298th JUDICIAL DISTRICT
§
7-ELEVEN, INC., TOSHIFUMI SUZUKI,	§
JAMES W. KEYES, YOSHITAMI ARAI,	§
MASAAKI ASAKURA, JAY W. CHAI,	§
R. RANDOLPH DEVENING, GARY J.	§
FERNANDES, MASAAKI KAMATA,	§
KAZUO OTSUKA, LEWIS E. PLATT, IYG	§
HOLDING COMPANY and	§
SEVEN-ELEVEN JAPAN CO., LTD.,	§	DALLAS COUNTY, TEXAS

Defendants.

NON-SUIT WITHOUT PREJUDICE

Comes now, Roberta Casden, Plaintiff, and hereby non-suits 7-Eleven, Inc., Toshifumi Suzuki, James W. Keyes, Yoshitami Arai, Masaaki Asakura, Jay W. Chai, R. Randolph Devening, Gary J. Fernandes, Masaaki Kamata, Kazuo Otsuka, Lewis E. Platt, IYG Holding Company and Seven-Eleven Japan Co., Ltd., the Defendants herein.

Respectfully submitted,

CLAXTON & HILL, PLLC

By:	/s/ Roger F. Claxton
Roger F. Claxton
Texas Bar No. 04329000
Robert J. Hill
Texas Bar No. 09652100

3131 McKinney Avenue, Suite 700
Dallas, Texas 75204-2471
(214) 969-9029
(214) 953-0583 FAX

FARUQI & FARUQI, LLP
Nadeem Faruqi
320 East 39th Street
New York, New York 10016
(212) 983-9330

ATTORNEYS FOR PLAINTIFF

CERTIFICATE OF SERVICE

This is to certify that a true and correct copy of the foregoing was served via facsimile on this 29th day of September, 2005 to the following:

T. Ray Guy
Randall K. Pulliam	Weil Gotshal & Manges
Baron & Budd, PC	200 Crescent Court, Suite 300
3102 Oak Lawn Avenue, Suite 1100	Dallas, Texas 75201
Dallas, Texas 75219
Timothy Mountz
Baker Botts, LLP
2001 Ross Avenue
Dallas, Texas 75201

/s/ Robert J. Hill
Robert J. Hill